UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 4, 2011

ENERGY CONVERSION DEVICES, INC.
(Exact Name of Registrant as Specified in Charter)

ENERGY CONVERSION DEVICES, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-8403	38-1749884
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Lapeer Road, Auburn Hills, MI	48326
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code  (248) 475-0100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 10, 2011, Energy Conversion Devices, Inc. (the “Company”) issued a press release announcing its consolidated financial results for the fiscal quarter ended March 31, 2011.  A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of CEO and Board Member Mark D. Morelli

On May 6, 2011, Energy Conversion Devices, Inc., (the “Company”) entered into an Employment Separation Agreement dated as of May 6, 2011 (the “Separation Agreement”) with Mark D. Morelli, the Company’s current Chief Executive Officer (“CEO”) and a member of the Company’s board of directors (the “Board”).   Pursuant to the terms of the Separation Agreement, Mr. Morelli resigned from his positions as CEO and as a member of the Board effective as of May 6, 2011 (the “Termination Date”).

The Separation Agreement implements substantially the terms applicable to Mr. Morelli arising from a “Qualifying Termination” under the Company’s Executive Severance Plan, but eliminates outplacement services and change-in-control benefits to which Mr. Morelli would have otherwise been entitled potentially totaling approximately $950,000.  The Separation Agreement also confirms Mr. Morelli’s obligations under the Executive Severance Plan’s restrictive covenants, but modifies the definition of Competitive Activities to “business activities related, in whole or in part, to the development, design, manufacture or sale of photovoltaic products anywhere in the world” and permits Mr. Morelli to become associated with a business engaged in Competitive Activities, so long as he does not render any services, directly or indirectly, in connection with any Competitive Activities.

Pursuant to the Separation Agreement, Mr. Morelli is entitled to:

•
payments in the amount of two years base salary totaling $970,000, of which $583,270 is payable as a lump sum following his execution and non-revocation of a release agreement, and the remaining $386,730 is payable over 18 months commencing November 11, 2011,  and

•	payments equal to his pro-rata current year bonus plus two years of target bonus totaling approximately $1 million, payable on November 7, 2011.

The Separation Agreement also confirms that under the terms of Mr. Morelli’s existing equity awards:

•	his outstanding 91,600 stock options shall be immediately vested and exercisable until the sixth month anniversary of May 6, 2011;

•	his 127,720 restricted stock units are immediately vested and payable as described in the applicable restricted stock unit agreements; and

•	13,440 of his 100,800 in performance shares will be vested.

The foregoing description is qualified in its entirety by reference to the Separation Agreement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

Mr. Morelli’s resignation did not result from any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Appointment of Jay B. Knoll as Interim President

In connection with the resignation of Mr. Morelli, the Board appointed, effective as of May 6, 2011, Jay Knoll, age 47, to serve as Interim President pending the appointment of a successor President and Chief Executive Officer or until otherwise directed by the Board.

Before being appointed to Interim President, Mr. Knoll served as Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of the Company. Mr. Knoll previously served as Senior Vice President, General Counsel and Chief Administrative Officer from October 2007 until August 2009 when he was appointed Executive Vice President. Mr. Knoll joined the Company in 2006 as Vice President and General Counsel.

Mr. Knoll’s base salary was increased to $335,000.  In addition, Mr. Knoll became a participant under the Senior Management Retention Plan described below with a retention benefit equal to 75% of his base salary.  Mr. Knoll has no family relationships with any other executive officer or director of the Company and, other than his current compensatory arrangement, has not entered into any related party transactions involving the Company.

Adoption of Retention Plan

On May 4, 2011, the Board established a Senior Management Retention Plan (the “Plan”) to provide additional incentive compensation for the five members of the Company’s senior leadership team and up to seven additional key employees. Under the terms of the Plan, plan participants are eligible to receive a benefit equal to up to 75% of their base salary, one half of which will be payable in cash and one-half will be paid in the form of restricted stock units.  The retention benefit will be payable on the first anniversary of a participant’s retention agreement if the participant remains employed by the Company as of that date or upon a Qualifying Termination under the Executive Severance Plan.  In addition to Mr. Knoll, each of the Company’s four remaining executive officers, Executive Vice President - Global Sales and Marketing, Ted Amyuni, Executive Vice President and Chief Financial Officer, William C. (Kriss) Andrews, Executive Vice President - Operations, Joseph Conroy and Executive Vice President, PV Technology, Subhendu Guha, are eligible to participate in the Plan.  The specific terms of awards under the Plan will be determined under individual participation agreements with participating executives.

In connection with its approval of the Plan, the Board approved a Form of Participant Agreement under the Plan, a copy of which is attached hereto as Exhibit 10.3.

Item 9.01                Financial Statements and Exhibits

(d)           Exhibits:

10.1	Separation Agreement, dated May 6, 2011

10.2	Senior Management Retention Plan, dated May 4, 2011

10.3	Form of Participant Agreement for Senior Management Retention Plan

99.1	Press release, dated May 10, 2011, issued by Energy Conversion Devices, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:    /s/ Jay B. Knoll
Jay B. Knoll
Interim President

Date: May 10, 2011

EXHIBIT INDEX

Exhibit No.                                                      Description

10.1	Separation Agreement, dated May 6, 2011

10.2	Senior Management Retention Plan, dated May 6, 2011

10.3	Form of Participant Agreement for Senior Management Retention Plan

99.1	Press release, dated May 10, 2011, issued by Energy Conversion Devices, Inc.